CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***], PURSUANT TO REGULATION S-K ITEM 601(B) OF THE SECURITIES ACT OF 1933, AS AMENDED. CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS: (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. Exhibit 10.27

Bank's option, any other amounts which may be owed by Retailer to Bank (including any fees) or by Retailer to any of Bank's affiliates. If at any time, the amount Bank owes Retailer is less than the amount Retailer owes Bank (without regard to any Reserve Account established pursuant to Section 3(c) hereof), Retailer agrees to pay Bank the net difference. Retailer hereby authorizes Bank to initiate ACH credits and debits to Retailer's designated bank account for purposes of settling transactions hereunder, and making necessary adjustments and initiating payments due to Bank from Retailer hereunder. (b) Notwithstanding any other provision of this Agreement, Bank will have the right to net, setoff or recoup any amounts due to it under this Agreement against any amounts owing to Retailer under this Agreement. Nothing in this Section 3(b) or any other provision of this Agreement is intended to limit either party's common law rights of setoff and recoupment. Each party further acknowledges that, for purposes of determining their rights of recoupment hereunder, Retailer's payment obligations to Bank hereunder, including Bank's right to receive chargebacks and credits under this Agreement, and Bank's obligation to settle with Retailer for Charge Transaction Data pursuant to the preceding Section 3(a) shall be deemed to be a "single integrated transaction". (c) [***] (d) Retailer will not process any charge for more than the sale price of the goods or services (including taxes) or impose any surcharge on transactions made under the Program, and will not require the Accountholder to pay any part of any charge assessed by Bank to Retailer, whether through any increase in price or otherwise, or to pay any contemporaneous finance charge in connection with the transaction charged to an Account. Additionally, Retailer will not accept any payments from an Accountholder for charges billed on an Account, and will instead refer the Accountholder to Bank's payment address. If for any reason, Retailer inadvertently receives an Accountholder payment, Retailer will hold such payment in trust for Bank and will immediately forward such payment to Bank for processing. Additionally, Retailer hereby grants Bank a limited power of attorney to cash and retain for its own account any Accountholder payments on Accounts which are erroneously made out to Retailer. 4. Bank to Extend Credit. (a) Accountholder Terms. Bank, in its discretion, may establish and modify, from time to time, (i) the ordinary finance charge rates applicable to credit extended to Accountholders, and (ii) all other terms upon which credit will be extended to Accountholders, including without limitation, repayment terms, default finance charges, late fees, overlimit charges, returned check charges, and other ordinary fees and charges. (b) Credit Review Point. Bank shall provide an internal credit allocation for the Program in the amount of the Credit Review Point. Bank shall not be obligated to make any extension of credit under the Program if, after such extension, the aggregate indebtedness for all Accounts would exceed the Credit Review Point then in effect. If, at any time during the term of this Agreement, the aggregate indebtedness with respect to all Accounts equals or exceeds eighty percent (80%) of the Credit Review Point then in effect ("CRP Threshold Date"), Bank will (i) promptly notify Retailer, (ii) review the Program and the Credit Review Point, and (iii) either increase the then existing Credit Review Point or leave such 3 DWT 2063665v9 0065505-000013

Credit Review Point at its existing level. Bank will select one of the foregoing options in clause (iii) within 90 days after such CRP Threshold Date, and will give Retailer written notice of such election, including, in the case of an election to increase the Credit Review Point, the amount of such increase. If at any time Bank notifies Retailer of its election not to increase the then applicable Credit Review Point pursuant to this Section, Retailer shall have the termination rights set forth in Section). For the purposes of this Agreement, "Credit Review Point" means [***] or such other higher amount as Bank, in its discretion, may from time to time specify to Retailer in writing. (c) Credit Criteria. Bank shall establish in its discretion and may modify from time to time any or all of the credit criteria used in evaluating applicants under the Program (including, without limitation, the creditworthiness of individual applicants, the range of credit limits to be made available to individual Accountholders and whether to suspend or terminate the credit privileges of any Accountholder). Bank shall not administer or otherwise apply its credit criteria to Account applicants and Accountholders in an unlawful or illegal manner. 5. Credit-Based Promotions; Retailer Fees; Volume Rebate. (a) Bank initially will make available under the Program those credit-based promotions and corresponding "Retailer Fee Percentages" described on the attached Schedule 5(a). (b) In connection with all credit-based promotions and non-promotional credit offers, Retailer agrees to pay to Bank the Retailer Fees applicable to each submission to Bank of Charge Transaction Data. (c) From time to time, at Bank's discretion, Bank and Retailer will review and evaluate the effectiveness of the Program generally (including the credit-based promotion sales mix, the overall level of sales charged to Accounts, and Account fraud and credit losses during such period), as well as the performance of each credit-based promotion during such period. Based on such review, Bank may, after consultation with and notice to Retailer, adjust the Retailer Fee Percentages and, for any credit-based promotion, terminate such promotion or adjust the Retailer Fee Percentage applicable thereto. In addition, Retailer acknowledges that Bank may modify, terminate, or replace one or more credit-based promotions due to changes in applicable law (including Regulation Z) or regulatory guidance. As used herein, "Program Year" means the twelve-month period between anniversaries of the Effective Date, with the first such period beginning on the Effective Date. (d) If Bank and Retailer agree to offer any additional credit-based promotions not included on Schedule 5(a), Bank will establish in writing, with acknowledgment by Retailer, the Retailer Fee Percentage applicable to the calculation of the Retailer Fee payable by Retailer for qualifying purchases, as well as such other terms and conditions as the parties shall agree. Bank's approval of any billing and credit terms for any promotion is not intended to be and will not be construed to be an approval of any materials used in advertising or soliciting participation in such promotion. (e) Without limiting Bank's right to adjust Retailer Fee Percentages as set forth in Section 5(c), as of the end of the first calendar quarter following the Effective Date, and as of the end of each calendar quarter thereafter, Bank shall adjust the Retailer Fee Percentage for each credit-based promotion then offered to Accountholders by Bank based on movements in the Twelve Month LIBOR. As of the end of each quarter, the Retailer Fee Percentages set forth on Schedule 5 shall be adjusted as follows: (x) any prior adjustment to such Retailer Fee Percentages pursuant to this Section 5(e) shall be eliminated, and (y) with respect to each such Retailer Fee Percentage, Bank shall adjust (either up or down) such Retailer Fee Percentage by: (i) [***] 4 DWT 2063665v9 0065505-000013

(ii) [***] (iii) [***] (iv) [***] (iv) [***] For purposes of effecting the above calculation, Bank shall establish the Twelve Month LIBOR for any quarter (the "COF Quarter") as of the last business day of the calendar quarter immediately preceding the COF Quarter and shall apply the revised Retailer Fee Percentages resulting from such calculation as of the first day of the second month in the COF Quarter. If the cost of funds adjustment calculation set forth in this Section 5(e) results in a Retailer Fee Percentage that is less than zero, such Retailer Fee Percentage shall, irrespective of such calculation, be deemed to equal zero and Bank shall have no obligation to rebate any amounts to Retailer in connection with the applicable credit-based promotion related to such Retailer Fee Percentage. For the avoidance of doubt, (i) the adjustment (either up or down) to any Retailer Fee Percentage pursuant to this Section will be in addition to any other prior adjustments (either up or down) made to any Retailer Fee Percentage pursuant to any provision of Section 5, and (ii) no adjustment pursuant to this Section shall eliminate any prior adjustments (either up or down) made to any Retailer Fee Percentage pursuant to any provision of Section 5. Each adjustment to the Retailer Fee Percentages pursuant to this Section 5(e) shall be applied prospectively only. (f) [***] (f) For the purposes of this Agreement, the following terms have the following meanings: "Base Twelve Month LIBOR" means one [***]. "Net Program Sales" means, for any given period, the aggregate amount of sales to Accountholders resulting in charges to Accounts during such period less aggregate credits to Accounts during such period, in each case reflected in Charge Transaction Data. "Program Year" means the twelve-month period between anniversaries of the Effective Date, with the first such period beginning on the Effective Date. "Retailer Fee" means (A) in the case of the fee applicable to each purchase pursuant to a credit-based promotion, the product of (i) the applicable promotional Retailer Fee Percentage, multiplied by (ii) the amount of the charge subject to the promotion; and (B) in the case of the fee applicable to each purchase not subject to a credit-based promotion, the product of (i) the applicable non-promotional Retailer Fee Percentage, 5 DWT 2063665v9 0065505-000013

12. Retailer Information. The information furnished by Retailer to Bank in connection with this Agreement does and will at all times accurately and fairly present the financial condition and business of Retailer. Retailer will also provide Bank upon request a copy of Retailer's prepared financial statements, including a consolidated balance sheet and income statement, and such other financial information as Bank may reasonably request. Additionally, Retailer will provide Bank with information of any change of control involving Retailer, or any change in Retailer's name, business structure or form, principal office, or state of incorporation, at least twenty (20} days before the change occurs. 13. Credit Cards; Processing Equipment. (a) In consultation with Bank, Retailer will provide to Bank a design meeting Bank's specifications for Bank's use in producing Cards (as well as for producing other Retailer-branded Program materials, in Bank's discretion). (b) Bank will provide a point-of-sale process, which may include processing equipment ("Processing Equipment"), an internet connection or some other form of connectivity to be used for the authorization and monetary settlement of applications and transactions. Any Processing Equipment provided to Retailer will remain Bank's property, and Retailer will return such Processing Equipment to Bank at Bank's request. However, during the time Retailer has possession of the Processing Equipment, Retailer will bear any personal property, use or excise taxes assessed on the Processing Equipment. Retailer will be responsible for any damage or repair to the Processing Equipment provided to it by Bank, and Retailer will safeguard the Processing Equipment and use it only in accordance with applicable instructions and specifications. Bank specifically does not grant to Retailer any intellectual property rights associated with the Processing Equipment or other point-of-sale equipment, software or peripherals. 14. Indemnification. (a) Retailer agrees to indemnify, defend and hold harmless Bank and its affiliates, officers, directors, employees, and agents from any losses, liabilities, and damages of any and every kind (including, without limitation, any costs, expenses or reasonable attorneys' fees incurred by any indemnified party) ("Damages"), to the extent arising out of any claim, complaint, or chargeback (i) made or claimed by an Accountholder with respect to any sale made by, or Charge Transaction Data submitted by, Retailer, (ii) made or claimed by any person or entity with respect to the products or services sold or provided by Retailer, or the advertising or promotion involving such goods or services (excluding those conducted by Bank), (iii) caused by Retailer's breach of this Agreement, (iv) caused by Retailer's failure to comply in any material respect with the terms of the Operating Procedures, (v) caused by any voluntary or involuntary bankruptcy or insolvency proceeding by or against Retailer, (vi) caused by the acquisition by Retailer from Bank, in connection with a charge or credit to an Account, of an Accountholder's Account number by telephone or by some other means, (vii) caused by Bank's use of the Marks in accordance with the terms of this Agreement, or (viii) caused by or based on any activities, acts or omissions of any third party to whom Accountholder Information is transferred or made available by or on behalf of Retailer, including without limitation, information transferred or made available to a third party by Bank on Retailer's behalf. (b) Bank agrees to indemnify, defend and hold harmless Retailer and its affiliates, officers, directors, employees, and agents from any Damages to the extent arising out of any claim or complaint based on (i} the failure of Bank's Accountholder terms and conditions or privacy policy to comply with applicable law; (ii) the products or services sold or provided by Bank, or the advertising or promotion involving such goods or services (excluding those conducted by Retailer, if any), (iii) an applicant's claim that Bank wrongfully declined his or her credit application; (iv) Bank's breach of this Agreement; or, (v) any activities, acts or omissions of any third party to whom Accountholder Information is transferred or made available by or on behalf of Bank (excluding Accountholder Information transferred by Bank to Retailer or any third party at Retailer's request). 10 DWT 2063665v9 0065505-000013

Agreement, Bank will have the right, in addition to and without waiving any other rights it may have under the terms of this Agreement or applicclble law, to liquidate the Accounts in any lawful manner which may be expeditious or economically advantageous to Bank, including, without limitation, the issuance of a replacement or substitute credit card, transferring or selling the Accounts to any person or soliciting the affected Accountholders to transfer or convert balances to other credit vehicles. Bank may continue to provide the Program following the expiration or termination hereof as Bank reasonably deems necessary to effect any transfer, conversion or substitution of the Accounts: provided, that such continuation shall in no circumstances exceed six (6) months. Bank may use the Retailer's names and marks through the Final Liquidation Date to communicate with Accountholders in connection with any such liquidation, conversion, substitution or sale; provided, that such use shall be limited to (x) the extent necessary to identify the Program as the subject of any communication, including in connection with the conversion of Accounts contemplated above, or (y) continued billing and collections in substantially the same manner as such functions were performed prior to the expiration or earlier termination of this Agreement. 16. Exclusivity; Right of First Refusal. (a) [***] 17. Rights in Technology; Cross-Licenses of Technology. Each of Retailer and its affiliates and Bank and its affiliates shall own exclusively all technology owned by such party at the time that such technology is provided for use in establishing, developing or administering the Program, all changes made by such party with respect thereto, and any new technology created by such party in connection therewith (in the case of Retailer and its affiliates, the "Retailer Technology", and in the case of Bank and its affiliates, the "Bank Technology''). Each of Retailer and Bank grant to the other and its respective 12 DWT 2063665v9 0065505-000013

SCHEDULE 5(a) to Retailer Program Agreement (Sac Acquisition LLC) Initial Approved Credit-Based Promotions A. Non-Promotional Credit Offer: 23-Day Deferred Interest; Retailer Fee Percentage: [***] B. Credit-Based Promotions: [***] •· . 18 DWT 2063665v9 0065505-000013